Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 3, 2019, is entered into by and among Tesla, Inc., a Delaware corporation (“Parent”), Cambria Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that for purposes of Schedule A, all options, warrants, restricted stock units and other similar securities are included even if not exercisable within 60 days of the date hereof) of the number of (i) shares of common stock (the “Company Common Stock”), (ii) Company Options and (iii) Company RSUs, in each case set forth opposite such Stockholder’s name on Schedule A (all such shares of Company Common Stock, Company Options and Company RSUs set forth on Schedule A next to such Stockholder’s name, together with any shares of Company Common Stock that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the termination of this Agreement, including for the avoidance of doubt any shares of Company Common Stock acquired or otherwise beneficially owned by such Stockholder upon the exercise of Company Options or vesting and settlement of Company RSUs after the date hereof (collectively “After-Acquired Shares”), but excluding for the avoidance of doubt any shares of Company Common Stock upon a Permitted Transfer (as defined below) of such shares, being referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and Maxwell Technologies, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, the “Merger Agreement”), which provides, among other things, for (i) Purchaser to commence the Offer and (ii) following the consummation of the Offer, the merger of Purchaser with and into the Company, with the Company being the surviving entity of the merger (the “Merger”), in each case upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, each Stockholder, severally and not jointly, and on such Stockholder’s own account with respect to such Stockholder’s Subject Shares, has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

1.1.    Agreement to Tender. Subject to the terms of this Agreement, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2, each Stockholder agrees to validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of such Stockholder’s Subject Shares (other than (x) Company Options that are not exercised during the term of this Agreement and (y) Company RSUs that do not vest or pursuant to which the underlying shares otherwise are not issued to the Stockholder during the term of this Agreement) pursuant to and in accordance with the terms of the Offer, free and clear of all Encumbrances (as defined below) except for Permitted Encumbrances (as defined below). Without limiting the generality of the foregoing, as promptly as practicable, but in no event later than five (5) business days after the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer, each Stockholder shall validly and irrevocably tender or cause to be validly and irrevocably tendered in the Offer all of such Stockholder’s Subject Shares free and clear of all Encumbrances except for Permitted Encumbrances, including by delivering pursuant to the terms of the Offer (a) a letter of transmittal with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer, (b) a certificate representing all such Subject Shares that are certificated or, in the case of a book-entry share of any uncertificated Subject Shares, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered, including a reference to this Agreement, and requesting delivery of an “agent’s message” (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) and (c) all other documents or instruments reasonably required to be delivered by other Company stockholders pursuant to the terms of the Offer (it being understood that this sentence shall not apply to (x) Company Options that are not exercised during the term of this Agreement and (y) Company RSUs that do not vest or pursuant to which the underlying shares otherwise are not issued to the Stockholder during the term of this Agreement). Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw such Subject Shares from the Offer, unless and until this Agreement shall have been validly terminated in accordance with Section 5.2. In the event this Agreement has been validly terminated in accordance with Section 5.2, Purchaser shall, and Parent shall cause Purchaser to, promptly return to the Stockholder all Subject Shares such Stockholder tendered in the Offer. At all times commencing with the date hereof and continuing until the valid termination of this Agreement in accordance with its terms, each Stockholder shall not tender any of such Stockholder’s Subject Shares into any tender or exchange offer commenced by a Person other than Parent, Purchaser or any other Subsidiary of Parent.

1.2.    Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, for so long as this Agreement has not been validly terminated in accordance with its terms, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case, to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) against any action or agreement that would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of any Stockholder contained in this Agreement, or (B) result in any of the conditions set forth in Article VIII or Annex C of the Merger Agreement not being satisfied on or before the Outside Date; (ii) against any change in the members of the Company Board of Directors that is not recommended by the Company Board of Directors; and (iii) against any Acquisition Proposal. Subject to the proxy granted under Section 1.3 below, each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. For the avoidance of doubt, the foregoing commitments in Sections 1.1 and 1.2 apply to any Subject Shares held by any trust, limited partnership or other entity directly or indirectly holding Subject Shares over which the applicable Stockholder exercises direct or indirect voting control.

1.3.    Irrevocable Proxy. Solely with respect to the matters described in Section 1.2, for so long as this Agreement has not been validly terminated in accordance with its terms, each Stockholder hereby irrevocably appoints Parent as its attorney and proxy with full power of substitution and resubstitution, to the full extent of such Stockholders’ voting rights with respect to all such Stockholders’ Subject Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote, and to execute written consents with respect to, all such Stockholders’ Subject Shares solely on the matters described in Section 1.2, and in accordance therewith. Each Stockholder agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the valid termination of this Agreement in accordance with its terms. Parent may terminate this proxy with respect to a Stockholder at any time in its sole discretion by written notice provided to such Stockholder. Parent may not exercise this irrevocable proxy on any matter except as provided in Section 1.2 and, in any case, only in the event that Stockholder fails to vote the Subject Shares in accordance with Section 1.2. Stockholder may vote the Subject Shares on all other matters.

1.4.    No Obligation to Exercise. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall obligate any Stockholder to exercise any Company Option or any other right to acquire any shares of Company Common Stock or require Stockholder to purchase any shares of Company Common Stock, and nothing herein shall prohibit Stockholder from exercising any Company Option held by such Stockholder as of the date of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EACH STOCKHOLDER

Each Stockholder represents and warrants to Parent and Purchaser, as to such Stockholder with respect to his, her or its own account and with respect to its Subject Shares, on a several basis, that:

2.1.    Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized and validly existing in good standing (where such concept is recognized) under the Laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has all requisite entity power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has all requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Limitations. If such Stockholder is married, and any of such Stockholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the Enforceability Limitations.

2.2.    Non-Contravention. Neither the execution and delivery of this Agreement by such Stockholder (or if applicable, such Stockholder’s spouse) nor the consummation of the transactions contemplated hereby nor compliance by such Stockholder (or if applicable, such Stockholder’s spouse) with any provisions herein will (a) if such Stockholder is not an individual, violate, contravene or conflict with or result in any breach of any provision of the certificate of incorporation or bylaws (or other similar governing documents) of such Stockholder, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder (or if applicable, such Stockholder’s spouse), except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract to which such Stockholder (or if applicable, such Stockholder’s spouse) is a party or by which such Stockholder (or if applicable, such Stockholder’s spouse) or any of such Stockholder’s Subject Shares may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Stockholder (or if applicable, such Stockholder’s spouse) (other than one created by Parent or Purchaser) or (e) violate any Law applicable to such Stockholder (or if applicable, such Stockholder’s spouse) or by which any of such Stockholder’s Subject Shares are bound, except, in the case of each of clauses (c), (d) and (e), as would not reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

2.3.    Ownership of Subject Shares; Total Shares. Such Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, except that for purposes of Schedule A, all options, warrants, restricted stock units and other similar securities are included even if not exercisable within 60 days of the date hereof) of all of such Stockholder’s Subject Shares and has good and marketable title to all of such Stockholder’s Subject Shares free and clear of any Liens, claims, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”), except for any such Encumbrance that may be imposed pursuant to (i) this Agreement, (ii) any applicable restrictions on transfer under the Securities Act or any state securities law, (iii) the Company Governing Documents, and (iv) any applicable Company Equity Plan or agreements evidencing grants thereunder ((i) through (iv), collectively, “Permitted Encumbrances”). The Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Company Common Stock, Company Options, Company RSUs and any other securities of the Company beneficially owned by such Stockholder as of the date hereof.

2.4.    Voting Power. Except for the rights granted by such Stockholder to Parent as set forth in this Agreement, such Stockholder has full voting power with respect to all such Stockholder’s Subject Shares (to the extent such Subject Shares have voting rights), and full power of disposition with respect to such Subject Shares to the extent they consist of vested shares of Company Common Stock, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares. None of such Stockholder’s Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Encumbrance with respect to the voting of such Subject Shares, except as expressly provided herein (including the Permitted Encumbrances).

2.5.    Reliance. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

2.6.    Absence of Litigation. With respect to such Stockholder, as of the date hereof, there is no Proceeding pending against, or, to the knowledge of such Stockholder, threatened in writing against such Stockholder or any of such Stockholder’s properties or assets (including any of such Stockholder’s Subject Shares) before or by any Governmental Entity that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Stockholder’s ability to perform its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to each Stockholder that:

3.1.    Organization and Qualification. Each of Parent and Purchaser is a duly organized and validly existing corporation in good standing under the Laws of the jurisdiction of its organization. All of the issued and outstanding capital stock of Purchaser is owned directly or indirectly by Parent.

3.2.    Authority for this Agreement. Each of Parent and Purchaser has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser have been duly and validly authorized by all necessary entity action on the part of each of Parent and Purchaser, and no other entity proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, subject to the Enforceability Limitations.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder, from and after the date hereof, hereby covenants and agrees that until the termination of this Agreement:

4.1.    No Transfer; No Inconsistent Arrangements.

(a)    Such Stockholder shall not, directly or indirectly, take any action that would have the effect of preventing, materially delaying or materially impairing such Stockholder from performing any of its obligations under this Agreement or that would, or would reasonably be expected to, have the effect of preventing, materially delaying or materially impairing, the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or the performance by the Company of its obligations under the Merger Agreement.

(b)    Except as provided hereunder (which, for clarity, includes the tendering of such Stockholder’s Subject Shares into the Offer in accordance with the terms of this Agreement and the Merger Agreement), such Stockholder shall not, directly or indirectly, (i) create or permit to exist any Encumbrance, other than Permitted Encumbrances, on any of such Stockholder’s Subject Shares, (ii) transfer, sell, assign, gift, hedge, distribute, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer other than the Offer and, including, for the avoidance of doubt, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (iii) enter into any Contract with respect to any Transfer of such Stockholder’s Subject Shares or any legal or beneficial interest therein, (iv) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares or (v) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares. Any action taken in violation of the immediately preceding sentence shall be null and void ab initio. Notwithstanding the foregoing, any Stockholder may Transfer such Stockholder’s Subject Shares in connection with any

Transfer not involving or relating to any Acquisition Proposal, to (i) if an entity, any wholly-owned Subsidiary or affiliate of such Stockholder or (ii) if a natural person, (A) immediate family members or a trust established for the benefit of such Stockholder and/or for the benefit of one or more members of such Stockholder’s immediate family, (B) charitable organizations or (C) upon the death of such Stockholder, (any such Transfer and any Transfer as Parent may agree pursuant to Section 4.1(d) below, a “Permitted Transfer”), provided, that a Transfer described in this sentence shall be a Permitted Transfer only if (x) all of the representations and warranties in this Agreement with respect to such Stockholder would be true and correct upon such Transfer and (y) the transferee of such Subject Shares, prior to the date of such Transfer, agrees in a signed writing satisfactory to Parent (acting reasonably) to accept such Subject Shares subject to the terms of this Agreement and to be bound by the terms of this Agreement as a “Stockholder” for all purposes of this Agreement. If any involuntary Transfer of any of such Stockholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable Law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms.

(c)    Such Stockholder agrees that it shall not, and shall cause each of its controlled affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by this Agreement or the Merger Agreement.

(d)    Notwithstanding Section 4.1(b), such Stockholder may make Transfers of such Stockholder’s Subject Shares as Parent may agree in writing in its sole discretion.

4.2.    No Exercise of Appraisal Rights. Such Stockholder forever and irrevocably waives and agrees not to exercise any appraisal rights or dissenters’ rights pursuant to Section 262 of the DGCL or otherwise in respect of such Stockholder’s Subject Shares that may arise in connection with the Offer or the Merger.

4.3.    Documentation and Information. Such Stockholder shall not make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent and the Company (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law (provided that reasonable notice of any such disclosure will be provided to Parent, and such Stockholder will consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure). Such Stockholder consents to and hereby authorizes Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Entity or applicable securities exchange, and any press release or other disclosure document that Parent or Purchaser reasonably determines to be necessary or advisable in connection with the Offer, the Merger or any other transactions contemplated by the Merger Agreement or this Agreement, such Stockholder’s identity and ownership of such Stockholder’s Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity or securities exchange. Such Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

4.4.    Adjustments. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting a Stockholder’s Subject Shares, the terms of this Agreement shall apply to the resulting securities.

4.5.    Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company, any of their respective affiliates or successors or any of their respective directors, managers or officers (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer or the closing of the Merger) or (b) alleging a breach of any duty of the Company Board of Directors in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

4.6.    No Solicitation. Unless and until this Agreement shall have been validly terminated in accordance with Section 5.2 , each Stockholder shall not, and shall cause its controlled affiliates not to, and shall not authorize or permit its Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer which constitute or would be reasonably expected to lead to an Acquisition Proposal, (ii) participate in any negotiations regarding, or furnish to any person any nonpublic information regarding the Company or its Subsidiaries in connection with an actual or potential Acquisition Proposal, (iii) encourage or recommend any other holder of Company Common Stock to not tender shares of Company Common Stock into the Offer, (v) adopt, approve, endorse or recommend any Acquisition Proposal or enter into any letter of intent, support agreement or similar document, agreement, commitment or agreement in principle relating to or facilitating an Acquisition Proposal or (vi) agree to do any of the foregoing. Each Stockholder shall, and shall cause its controlled affiliates to, and shall direct its Representatives to, immediately cease any and all existing solicitation, discussions or negotiations with any Person or groups (other than Parent, its Subsidiaries, and their respective Representatives acting on their behalf) with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. For purposes of this Section 4.6, Acquisition Proposal shall have the meaning ascribed to such term in the Merger Agreement.

ARTICLE V

MISCELLANEOUS

5.1.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received if delivered personally (notice deemed given upon receipt), by facsimile transmission or electronic mail (notice deemed given upon confirmation of receipt) or sent by a nationally recognized overnight courier service, such as Federal Express (notice deemed given upon receipt of proof of delivery); provided that the notice or other communication is sent to the address, facsimile number or email address set forth (i) if to Parent or Purchaser, to the address, facsimile number or email address set forth in Section 10.4 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address, facsimile number or email address set forth on a signature page hereto, or to such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

5.2.    Termination. This Agreement shall terminate automatically with respect to a Stockholder, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, or (c) the mutual written consent of Parent and such Stockholder. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party from liability for fraud or any willful breach (as defined in the Merger Agreement) of this Agreement prior to termination hereof and (ii) the provisions of this Article V shall survive any termination of this Agreement.

5.3.    Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5.4.    Expenses. All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Offer or the Merger are consummated.

5.5.    Entire Agreement; Assignment. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement shall not be assigned by any party (including by operation of law, by merger or otherwise) without the prior written consent of (a) Parent and Purchaser, in the case of an assignment by a Stockholder and (b) the Stockholders, in the case of an assignment by Parent or Purchaser; provided, that Parent or Purchaser may assign any of their respective rights and obligations to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as the case may be, of its obligations hereunder.

5.6.    Enforcement of the Agreement. The parties agree that irreparable damage would occur in the event that any Stockholder did not perform any of the provisions of this Agreement in accordance with their specific terms or otherwise breached any such provisions. It is accordingly agreed that Parent and Purchaser shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity. Any and all remedies herein expressly conferred upon Parent and Purchaser will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon Parent or Purchaser, and the exercise by Parent or Purchaser of any one remedy will not preclude the exercise of any other remedy.

5.7.    Jurisdiction; Waiver of Jury Trial.

(a)    Each Stockholder hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each Stockholder hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each Stockholder agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Stockholder irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 5.7(a) in the manner provided for notices in Section 5.1. Nothing in this Agreement will affect the right of Parent or Purchaser to serve process in any other manner permitted by applicable Law.

(b)    EACH STOCKHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH STOCKHOLDER CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF PARENT OR PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,

(C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7(b).

5.8.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state.

5.9.    Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.10.    Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

5.11.    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

5.12.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

5.13.    Interpretation. The words “hereof,” “herein,” “hereby,” “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph and schedule references are to the articles, sections, paragraphs and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words describing the singular number shall include the plural and vice versa, words denoting either gender shall include both genders and words denoting natural persons shall include all Persons and vice versa. The phrases “the date of this Agreement,” “the date hereof,” “of even date herewith” and terms of similar import, shall be deemed to refer to the date set forth in the preamble to this Agreement. The words “it” or “its” shall refer to a natural person or any entity stockholder, as applicable. Any reference in this Agreement to a date or time shall be deemed to be such date or time in New York City, unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any provision of this Agreement.

5.14.    Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments reasonably requested by Parent acting in good faith and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Law, as reasonably requested by Parent acting in good faith, to perform its obligations under this Agreement.

5.15.    Capacity as Stockholder. Each Stockholder signs this Agreement in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing in this Agreement shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

5.16.    Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

5.17.    No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed by all parties hereto.

[Signature Pages Follow.]

The parties are executing this Agreement on the date set forth in the introductory clause.

TESLA, INC.

By:	/s/ Deepak Ahuja
Name: Deepak Ahuja
Title: Chief Financial Officer

CAMBRIA ACQUISITION CORP.

By:	/s/ Brian Scelfo
Name: Brian Scelfo
Title: President

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

I2BF ENERGY LIMITED

By: /s/Ilya Golubovich
Name: Ilya Golubovich
Title: Director

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Richard Bergman
Name: Richard Bergman

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Steven Bilodeau
Name: Steven Bilodeau

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Jörg Buchheim
Name: Jörg Buchheim

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Franz Fink
Name: Franz Fink

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Burkhard Göschel
Name: Burkhard Göschel

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Ilya Golubovich
Name: Ilya Golubovich

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/John Mutch
Name: John Mutch

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/David Lyle
Name: David Lyle

[Signature Page to Tender and Support Agreement]

The parties are executing this Agreement on the date set forth in the introductory clause.

STOCKHOLDER

By: /s/Emily Lough
Name: Emily Lough

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Number of Shares of Common Stock	Number of Shares of Common Stock Subject to Company Options	Number of Shares of Common Stock Subject to Company RSUs

I2BF Energy Limited	1,390,204	10,000	64,708

Richard Bergman	27,995	10,000	50,206

Steven Bilodeau	16,569	10,000	19,785

Jörg Buchheim	534,870	98,167	921,001

Franz Fink	1,047,713	10,000	19,785

Burkhard Göschel	204,150	10,000	59,972

Ilya Golubovich	61,500	10,000	19,785

John Mutch	15,370	33,546	376,479

David Lyle	166,500	4,750	121,644

Emily Lough	11,674	14,136	184,578

[Schedule A to Tender and Support Agreement]